Exhibit 99.1

Moelis & Company Reports Second Quarter and First Half 2026 Financial Results;

Declares Regular Quarterly Dividend of $0.65 Per Share

•
Record second quarter revenues of $409.4 million, up 12% from the prior year period
•
Record first half revenues of $729.2 million, up 9% from the prior year period
•
GAAP net income of $0.62 per share (diluted) and $1.10 per share (diluted) for the second quarter and first half of 2026, respectively; Adjusted net income of $0.63 per share (diluted) and $1.13 per share (diluted) for the second quarter and first half of 2026, respectively
•
Second quarter 2026 Adjusted pre-tax margin of 18.6% versus 17.6% in the prior year period; first half 2026 Adjusted pre-tax margin of 17.0% versus 16.0% in the prior year period
•
Continued to execute on our growth strategy:
―
Six Managing Directors have joined the Firm year-to-date, focused on Private Credit Secondaries, Securitization, Debt Capital Markets and Private Credit, Energy, Chemicals, and Healthcare IT
―
Six additional Managing Directors are committed to join throughout the year, including three hires in Private Capital Advisory, two in Europe focused on Sponsors and Infrastructure, and one in Capital Structure Advisory
•
Strong balance sheet with cash and short-term investments of $481.1 million and no debt or goodwill
―
Declared quarterly dividend of $0.65 per share
―
Repurchased 0.3 million shares during the second quarter on the open market at an average price of $64.43 per share
―
Including the dividend declared today, we will have returned $246.4 million to shareholders with respect to the first half of 2026

NEW YORK, July 29, 2026 – Moelis & Company (NYSE:MC) today reported financial results for the second quarter ended June 30, 2026. The Firm's second quarter revenues of $409.4 million increased 12% from the prior year period. The Firm reported second quarter GAAP net income of $55.1 million, or $0.62 per share (diluted). On an Adjusted basis, the Firm reported net income of $54.1 million, or $0.63 per share (diluted) for the second quarter of 2026, as compared with net income of $45.5 million, or $0.53 per share (diluted), in the prior year period.

The Firm's first half revenues of $729.2 million increased 9% from the prior year period. The Firm reported GAAP net income of $97.4 million, or $1.10 per share (diluted) for the first half of 2026. On an Adjusted basis, the Firm reported net income of $97.2 million, or $1.13 per share (diluted) in the first half of 2026, as compared with net income of $99.9 million, or $1.17 per share (diluted), in the prior year period. GAAP and Adjusted net income in the first half of 2026 include net tax benefits of approximately $0.11 per share (diluted) related to the settlement of share-based awards, as compared with net tax benefits of approximately $0.28 per share (diluted) in the prior year periods.

"Our record second-quarter and first-half revenues reflect the depth of our client franchise and the continued expansion of our advisory capabilities. We are seeing strong client engagement and momentum in transaction activity, and we are well positioned to deliver exceptional outcomes for our clients while creating long-term value for our shareholders," said Navid Mahmoodzadegan, Chief Executive Officer and Co-Founder.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 91% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 9% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands except per share data)	2026	2025	Variance	2026	2025	Variance

Revenues	$409,387	$365,376	12%	$409,387	$365,376	12%
Income (loss) before income taxes	75,282	64,139	17%	76,306	64,418	18%
Provision (benefit) for income taxes	20,155	17,384	16%	22,230	18,964	17%
Net income (loss)	55,127	46,755	18%	54,076	45,454	19%
Net income (loss) attributable to noncontrolling interests	6,534	5,217	25%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$48,593	$41,538	17%	$54,076	$45,454	19%
Diluted earnings (loss) per share	$0.62	$0.53	17%	$0.63	$0.53	19%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands except per share data)	2026	2025	Variance	2026	2025	Variance

Revenues	$729,167	$671,969	9%	$729,167	$671,969	9%
Income (loss) before income taxes	121,443	107,192	13%	124,213	107,471	16%
Provision (benefit) for income taxes	24,021	6,662	261%	27,025	7,578	257%
Net income (loss)	97,422	100,530	(3)%	97,188	99,893	(3)%
Net income (loss) attributable to noncontrolling interests	10,396	8,724	19%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$87,026	$91,806	(5)%	$97,188	$99,893	(3)%
Diluted earnings (loss) per share	$1.10	$1.17	(6)%	$1.13	$1.17	(3)%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $409.4 million in the second quarter of 2026, as compared with $365.4 million in the prior year period, representing an increase of 12%. For the first half of 2026, we earned revenues of $729.2 million, as compared with $672.0 million in the prior year period, representing an increase of 9%. The increase in revenues during both current year periods is attributable to an increase in average fees earned per completed transaction.

We continue to execute on our growth strategy. Year-to-date, we have hired 12 Managing Directors, six of whom have joined the Firm across Private Credit Secondaries, Securitization, Debt Capital Markets and Private Credit, Energy, Chemicals, and Healthcare IT. The remaining six are expected to join later this year, including three in Private Capital Advisory, two in Europe focused on Sponsors and Infrastructure, and one in Capital Structure Advisory.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2026	2025	Variance	2026	2025	Variance

Expenses:
Compensation and benefits	$269,377	$252,110	7%	$269,377	$252,110	7%
% of revenues	65.8%	69.0%		65.8%	69.0%
Non-compensation expenses	$67,180	$52,637	28%	$66,451	$52,637	26%
% of revenues	16.4%	14.4%		16.2%	14.4%
Total operating expenses	$336,557	$304,747	10%	$335,828	$304,747	10%
% of revenues	82.2%	83.4%		82.0%	83.4%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2026	2025	Variance	2026	2025	Variance

Expenses:
Compensation and benefits	$479,792	$463,659	3%	$479,792	$463,659	3%
% of revenues	65.8%	69.0%		65.8%	69.0%
Non-compensation expenses	$136,049	$110,769	23%	$133,637	$110,769	21%
% of revenues	18.7%	16.5%		18.3%	16.5%
Total operating expenses	$615,841	$574,428	7%	$613,429	$574,428	7%
% of revenues	84.5%	85.5%		84.1%	85.5%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $336.6 million for the second quarter of 2026, as compared with $304.7 million in the prior year period. On an Adjusted basis, operating expenses were $335.8 million for the second quarter of 2026, as compared with $304.7 million in the prior year period. For the first half of 2026, total operating expenses on a GAAP basis were $615.8 million, as compared with $574.4 million in the prior year period. On an Adjusted basis, operating expenses were $613.4 million for the first half of 2026, as compared with $574.4 million in the prior year period. The increase in operating expenses in both current year periods is attributable to increased compensation and benefits and non-compensation expenses, as compared with the prior year periods.

Compensation and benefits expenses on a GAAP and Adjusted basis were $269.4 million for the second quarter of 2026, as compared with GAAP and Adjusted compensation and benefits expenses of $252.1 million in the prior year period. For the first half of 2026, compensation and benefits expenses on a GAAP and Adjusted basis were $479.8 million, as compared with GAAP and Adjusted compensation and benefits expenses of $463.7 million in the prior year period. The increase in compensation and benefits expenses during both current year periods is primarily attributable to increased headcount, as compared with the prior year period.

Non-compensation expenses on a GAAP basis were $67.2 million for the second quarter of 2026, as compared with $52.6 million in the prior year period. On an Adjusted basis, non-compensation expenses were $66.5 million for the second quarter of 2026, as compared with $52.6 million in the prior year period. For the first half of 2026, non-compensation expenses on a GAAP basis were $136.0 million, as compared with $110.8 million in the prior year period. On an Adjusted basis, non-compensation expenses for the first half of 2026 were $133.6 million, as compared with $110.8 million in the prior year period. The increase in non-compensation expenses during the second quarter and first half of 2026 are primarily attributable to increased deal-related travel and entertainment and client conferences, occupancy and depreciation expenses related to new office space, professional fees associated with our public equity capital markets business, communication and technology expenses driven by AI investment, and other expenses driven by increased business administration costs.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2026	2025	Variance	2026	2025	Variance

Other income (expenses)	$2,452	$3,510	(30)%	$2,747	$3,789	(28)%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2026	2025	Variance	2026	2025	Variance

Other income (expenses)	$8,117	$9,651	(16)%	$8,475	$9,930	(15)%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was income of $2.5 million for the second quarter of 2026, as compared with $3.5 million in the prior year period. On an Adjusted basis, other income for the second quarter of 2026 was $2.7 million, as compared with $3.8 million in the prior year period.

For the first half of 2026, other income (expenses) on a GAAP basis was $8.1 million, as compared with $9.7 million in the prior year period. On an Adjusted basis, other income for the first half of 2026 was $8.5 million, as compared with $9.9 million in the prior year period.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 91% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 9% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s second quarter 2026 operating results were taxed at our corporate effective tax rate of 29.1% resulting in a tax expense of approximately $22.2 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of June 30, 2026, we held cash and liquid investments of $481.1 million and had no funded debt on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.65 per share. The $0.65 per share will be paid on September 17, 2026, to common stockholders of record on August 10, 2026. During the second quarter of 2026, we repurchased 0.3 million shares on the open market at an average price of $64.43 per share.

During the first half of 2026, we repurchased approximately 2.3 million shares through open market repurchases and net share settlements for a total cost of $140.8 million. Including the dividend declared today, we will have returned $246.4 million to shareholders with respect to the first half of 2026.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, July 29, 2026, accessible via telephone and the internet. Navid Mahmoodzadegan, Chief Executive Officer and Co-Founder, and Chris Callesano, Chief Financial Officer, will review our second quarter 2026 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing +1 (833) 461 5787 and using meeting ID 263 383 779. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available approximately one hour after the live call ends. The replay can be accessed through the Investor Relations section of the Moelis & Company website at www.moelis.com.

About Moelis & Company

Moelis & Company ("Moelis") is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments, and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, secondary transactions and primary fundraising, and other corporate finance matters. The Firm serves its clients from locations across North and South America, Europe, the Middle East, and Asia-Pacific. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues may include amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited or returned to the Company by former employees. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted non-compensation expenses and other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Melissa Chiles
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3583
m: +1 917 526 2340	press@moelis.com
matthew.tsukroff@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues	$409,387	$365,376	$729,167	$671,969
Expenses
Compensation and benefits	269,377	252,110	479,792	463,659
Occupancy	10,471	8,726	20,891	16,843
Professional fees	9,569	7,424	16,241	14,338
Communication, technology and information services	14,824	13,870	30,472	27,191
Travel and related expenses	15,681	12,996	34,083	30,465
Depreciation and amortization	4,203	2,760	7,696	5,539
Other expenses	12,432	6,861	26,666	16,393
Total Expenses	336,557	304,747	615,841	574,428
Operating income (loss)	72,830	60,629	113,326	97,541
Other income (expenses)	2,452	3,510	8,117	9,651
Income (loss) before income taxes	75,282	64,139	121,443	107,192
Provision (benefit) for income taxes	20,155	17,384	24,021	6,662
Net income (loss)	55,127	46,755	97,422	100,530
Net income (loss) attributable to noncontrolling interests	6,534	5,217	10,396	8,724
Net income (loss) attributable to Moelis & Company	$48,593	$41,538	$87,026	$91,806
Weighted-average shares of Class A common stock outstanding
Basic	75,604,609	75,615,922	75,543,554	74,788,620
Diluted	78,999,667	78,644,806	79,416,689	78,773,981
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.64	$0.55	$1.15	$1.23
Diluted	$0.62	$0.53	$1.10	$1.17

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2026
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Non-compensation expenses	$67,180	$(729)	(a)	$66,451
Other income (expenses)	2,452	295	(b)	2,747
Income (loss) before income taxes	75,282	1,024		76,306
Provision (benefit) for income taxes	20,155	2,075	(b)(c)	22,230
Net income (loss)	55,127	(1,051)		54,076

Net income (loss) attributable to noncontrolling interests	6,534	(6,534)	(d)	—
Net income (loss) attributable to Moelis & Company	$48,593	$5,483		$54,076

Weighted-average shares of Class A common stock outstanding
Basic	75,604,609	7,042,140	(d)	82,646,749
Diluted	78,999,667	7,042,140	(d)	86,041,807
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.64			$0.65
Diluted	$0.62			$0.63

(a)		Reflects an adjustment of $0.7 million related to United Kingdom office expenses incurred during the company's transition to its new space in April 2026.
(b)

Tax Receivable Agreement ("TRA") liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income taxes line and such adjustment for the period was expense of $0.3 million.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 29.1%. Our Adjusted tax provision excludes the costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges of $0.3 million.

(d)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Other income (expenses)	$3,510	$279	(a)	$3,789
Income (loss) before income taxes	64,139	279		64,418
Provision (benefit) for income taxes	17,384	1,580	(a)(b)	18,964
Net income (loss)	46,755	(1,301)		45,454

Net income (loss) attributable to noncontrolling interests	5,217	(5,217)	(c)	—
Net income (loss) attributable to Moelis & Company	$41,538	$3,916		$45,454

Weighted-average shares of Class A common stock outstanding
Basic	75,615,922	6,533,475	(c)	82,149,397
Diluted	78,644,806	6,533,475	(c)	85,178,281
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.55			$0.55
Diluted	$0.53			$0.53

(a)

TRA liability related adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income taxes line and such adjustment for the period was an expense of $0.3 million.

(b)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.3 million, which is not included in the corporate tax provision for the period presented.

(c)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Six Months Ended June 30, 2026
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Non-compensation expenses	$136,049	$(2,412)	(a)	$133,637
Other income (expenses)	8,117	358	(b)	8,475
Income (loss) before income taxes	121,443	2,770		124,213
Provision (benefit) for income taxes	24,021	3,004	(b)(c)	27,025
Net income (loss)	97,422	(234)		97,188

Net income (loss) attributable to noncontrolling interests	10,396	(10,396)	(d)	—
Net income (loss) attributable to Moelis & Company	$87,026	$10,162		$97,188

Weighted-average shares of Class A common stock outstanding
Basic	75,543,554	6,889,522	(d)	82,433,076
Diluted	79,416,689	6,889,522	(d)	86,306,211
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.15			$1.18
Diluted	$1.10			$1.13

(a)	Reflects an adjustment of $2.4 million related to United Kingdom office expenses incurred during the company's transition to its new space in April 2026.
(b)

Tax Receivable Agreement liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income taxes line and such adjustment for the period was an expense of $0.4 million.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 21.8%. Our tax provision includes a tax benefit related to the settlement of share-based awards of $9.4 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 29.3%. Our Adjusted tax provision excludes the costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges of $0.4 million.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Six Months Ended June 30, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Other income (expenses)	$9,651	$279	(a)	$9,930
Income (loss) before income taxes	107,192	279		107,471
Provision (benefit) for income taxes	6,662	916	(a)(b)	7,578
Net income (loss)	100,530	(637)		99,893

Net income (loss) attributable to noncontrolling interests	8,724	(8,724)	(c)	—
Net income (loss) attributable to Moelis & Company	$91,806	$8,087		$99,893

Weighted-average shares of Class A common stock outstanding
Basic	74,788,620	6,442,494	(c)	81,231,114
Diluted	78,773,981	6,442,494	(c)	85,216,475
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.23			$1.23
Diluted	$1.17			$1.17

(a)

TRA liability related adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income taxes line and such adjustment for the period was an expense of $0.3 million.

(b)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $24.1 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 29.5%. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.3 million, which is not included in the corporate tax provision for the period presented.

(c)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.